Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-99711, 333-40740, 333-54162 and 333-110419) of Avocent Corporation of our report dated March 11, 2004, relating to the financial statements and financial statement schedule which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
March 12, 2004